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                                                                    EXHIBIT 23.6

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

    I, Murray L. Galinson, hereby consent to being named in the Registration Statement on Form S-4 of Price Enterprises, Inc. as a person about to become a director of Price Enterprises, Inc.


Dated: November 9, 1994


                                                 /s/ MURRAY L. GALINSON

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                                                    Murray L. Galinson